UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2008

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 8, 2008, BioMETRX, Inc. (the “Company”), its wholly owned subsidiary bioMETRX Florida, Inc. (“Subsidiary”) and Biometrics Investors, Inc. (“BIL”) entered into an Asset Purchase Agreement whereby the Company through its Subsidiary acquired certain assets of Sequiam Corporation from BIL. BIL was Sequiam’s senior secured lender and BIL acquired these assets as a result of a default by Sequiam in its obligations to BIL and BIL’s subsequent foreclosure of the assets securing said obligations. The Company acquired from BIL substantially all of the operating assets of certain subsidiares of Sequiam.

As consideration for these assets, the Company issued to BIL, 300 shares of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”) of which 44 are immediately vested and the balance vests upon the happening of certain events more specifically described in the Certificate of Designation attached hereto as Exhibit 99.2. Each share of Preferred Stock converts into shares of the Company’s Common Stock at the rate of 30,900 shares for each share of Preferred Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions occurring after the original issue date of the Preferred Stock. As further consideration BIL's issuing a convertible note of $250,000, BIL is to receive 1,388,889 shares of the Common Stock and 1,388,889 Common Stock Purchase Warrants exercisable for a term of five (5) years at an exercise price of $1.00 per share.

The information included in Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On July 8, 2008, in connection with the acquisition of certain assets of Sequiam Corporation from BIL, the Company issued to BIL, 1,388,889 shares of its Common Stock, 1,388,889 Common Stock Purchase Warrants and 300 shares of its Series A Convertible Preferred Stock. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act.

Each Common stock Purchase Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. The Warrants contain provisions that protect the holder against dilution by adjustments of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Item 9.01 Financial Statements and Exhibits

c)	Exhibits

	99.1	Asset Purchase Agreement dated as of July 8, 2008

	99.2	Certificate of Designation regarding the Series A Convertible Preferred Stock

	99.3	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC.
(Registrant)

Dated: July 14, 2008	By:	/s/ Mark Basile
Mark Basile
Chief Executive Officer